Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), effective as of December 31, 2025 (the “Effective Date”), by and between INSPIRE VETERINARY PARTNERS, INC., a Nevada corporation, with headquarters located at 780 Lynnhaven Parkway Suite 400 Virginia Beach, Virginia (the “Company”), and MANETTO HILL FUND SERIES I, LLC a Delaware limited liability company, with its address at 353 Lexington Avenue. Suite 1501. New York, NY 10016 (the “Buyer”).

WHEREAS:

A. The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”);

B. WHEREAS, subject to the terms and conditions set forth herein and in the Notes (as defined below): (i) the Buyer desires to purchase from the Company, and the Company desires to sell and issue to the Buyer, at the initial closing of the transactions contemplated hereby (the “First Closing”), a secured convertible promissory note in the form attached hereto as Exhibit A (the “First Note”), convertible into shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”); and (ii) the Buyer may purchase from the Company, and the Company may sell and issue to the Buyer, at a subsequent closing as set forth in Section 1(d) (the “Second Closing”), an additional secured convertible promissory note in the same form as the First Note (the “Second Note,” and together with the First Note, the “Notes”) as may mutually be agreed in the second closing as set forth in Section 1(d) below (the “Second Closing”) (each of the First Closing and the Second Closing are sometimes hereinafter individually referred to as a “Closing” and collectively as the “Closings” and this Agreement any and all documents or instruments executed or to be executed by in connection with this Agreement, including the Notes, the Security Agreement, and the Irrevocable Transfer Agent Instructions, together with all modifications, amendments, extensions, future advances, renewals, and substitutions thereof are sometimes hereinafter individually referred to as a “Transaction Document” and collectively as the “Transaction Documents”);

C. WHEREAS, the aggregate principal amount of Notes sold pursuant to this Agreement shall not exceed US$1,625,000

D. WHEREAS, the Company desires to issue to the Buyer, as additional consideration in connection with the purchase of the Notes, (i) 2,000,000 shares of Common Stock (the “First Commitment Shares”), which shall be issued at the Initial Closing, and (ii) 500,000 shares of Common Stock (the “Second Commitment Shares”), which shall be issued at the Second Closing (collectively, the “Commitment Shares”), in each case on the terms and subject to the conditions set forth herein.

NOW THEREFORE, the Company and the Buyer hereby agree as follows:

1. PURCHASE AND SALE OF NOTE; ISSUANCE OF COMMITMENT SHARES.

a. Purchase of Notes. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, the Buyer agrees to purchase, at each Closing, and Company agrees to sell and issue to the Buyer, at each Closing, a Note in the amount of the purchase price applicable to each Closing as more specifically set forth below.

b. Closings. The first Closing (the “First Closing”) of the purchase and sale of the First Note shall take place on the Effective Date (the “First Closing Date”), subject to satisfaction (or waiver) of the terms and conditions set forth hereunder. In respect of the First Closing Date the Buyer shall purchase the First Note in the principal amount of US$975,000.00 for a purchase price of US$750,000.00, reflecting a 30% original issue discount. The Second Closing of the purchase and sale of the Second Note shall be at such times and for such amounts as determined in accordance with Section 1(d) below, subject to satisfaction of the conditions to the Second Closing set forth in this Agreement (the “Second Closing Date”, and collectively, with the First Closing Date, referred to as the “Closing Dates”). At the Second Closing, the Buyer shall purchase the Second Note in the original principal amount of up to US$455,000.00 for an aggregate purchase price of up to US$350,000.00, reflecting a 30% original issue discount, as set forth below. The Closings shall occur on the respective Closing Dates through the use of overnight mails and subject to customary escrow instructions from the Buyer and its counsel, or in such other manner as is mutually agreed to by the Company and the Buyer.

c. Commitment Shares. Subject to the terms and conditions of this Agreement, the Company shall issue to the Buyer, or its designee, the Commitment Shares as follows: (i) the First Commitment Shares shall be issued at the First Closing, and (ii) the Second Commitment Shares shall be issued at the Second Closing. The Commitment Shares shall be duly authorized, validly issued, fully paid and non-assessable, and shall be issued without additional consideration and shall not be credited against, or otherwise reduce, any amounts payable by the Buyer in connection with the purchase of the Notes.

d. Form of Payment. On each Closing Date, (i)the Buyer shall pay the purchase price set forth on the face thereof for a Note to be issued and sold to the Buyer at such Closing (the “Purchase Price”) by wire transfer of immediately available funds to the Company, in accordance with the Company’s written wiring instructions, against delivery of such Note to the Buyer in the principal amount set forth on the face thereof, and (ii) the Company shall deliver such duly executed Note on behalf of the Company, to the Buyer, against delivery of such Purchase Price.

e. Second Closing. At any time after the First Closing but prior to the maturity date of any of the Note issued in the First Closing, the Buyer, subject to satisfaction (or waiver) of the terms and conditions set forth hereunder, shall purchase the Second Note in an aggregate principal amount of $455,000 within ten (10) business days following the date that the registration statement on Form S-1 or Form S-3, as applicable, including the prospectus contained therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits thereto (the “Registration Statement”) covering the sale of the securities set forth on Section 4(t), has been declared effective by the SEC, and has not been withdrawn, is not subject to a stop order issued by the SEC, and the Prospectus contained in the Registration Statement complies with Sections 5(b) and 10 of the 1934 Act (defined below) provided, however, that if, in addition to the satisfaction of the foregoing conditions, (i) the Common Stock is approved for continued listing on the Nasdaq Capital Market following any hearing, review or appeal process, and (ii) the Common Stock remains listed on such Nasdaq market on the date of issuance of the Second Note, the Buyer may, in its sole and absolute discretion, increase the aggregate principal amount of the Second Note to up to $650,000, so long as (x) no default or “Event of Default” (as such term is defined in any of the Transaction Documents) shall have occurred or be continuing under this Agreement or any other Transaction Documents, and (y) no event shall have occurred that, with the passage of time, the giving of notice, or both, would constitute a default or an Event of Default hereunder or thereunder and any additional purchase of Notes beyond the purchase of Notes at the First Closing shall have been approved by the Buyer, which approval may be given or withheld in the Buyer’s sole and absolute discretion.

2. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Company that:

a. Organization; Authority. Buyer is either (i) an individual with sufficient legal capacity or (ii) an entity duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, as applicable, with the requisite power and authority, and has taken all requisite corporate or other action, as applicable, to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

b. Investment Purpose. As of the date hereof, the Buyer is purchasing the Notes and the shares of Common Stock issuable upon conversion of or otherwise pursuant to the Notes (including, without limitation, such additional shares of Common Stock, if any, as are issuable (i) on account of interest on the Notes (ii) as a result of the events described in Section 1.3 of each Note or (iii) in payment of the Standard Liquidated Damages Amount (as defined in Section 2(f) below) pursuant to this Agreement, such shares of Common Stock being collectively referred to herein as the “Conversion Shares” together with the Commitment Shares, and, collectively with the Notes, the “Securities”) for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

c. Accredited Investor Status. The Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

d. Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

e. Information. The Buyer and its advisors, if any, have been, and for so long as any Note remains outstanding will continue to be, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been, and for so long as any Note remains outstanding will continue to be, afforded the opportunity to ask questions of the Company. Notwithstanding the foregoing, the Company has not disclosed to the Buyer any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Buyer. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. The Buyer understands that its investment in the Securities involves a significant degree of risk. The Buyer is not aware of any facts that may constitute a breach of any of the Company's representations and warranties made herein.

f. Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

g. Transfer or Re-sale. The Buyer understands that (i) the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (b) the Buyer shall have delivered to the Company, at the cost of the Company, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (c) the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) (“Rule 144”)) of the Buyer who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(f) and who is an Accredited Investor, (d) the Securities are sold pursuant to Rule 144, or (e) the Securities are sold pursuant to Regulation S under the 1933 Act (or a successor rule) (“Regulation S”), and the Buyer shall have delivered to the Company, at the cost of the Company, not to exceed $500 per opinion, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement. In the event that the Company does not accept the opinion of counsel provided by the Buyer with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144 or Regulation S, within three (3) business days of delivery of the opinion to the Company, the Company shall pay to the Buyer liquidated damages of three and one half percent (3.5%) of the outstanding amount of applicable Note per day plus accrued and unpaid interest on such Note, prorated for partial months, in cash or shares at the option of the Buyer (“Standard Liquidated Damages Amount”). If the Buyer elects to be pay the Standard Liquidated Damages Amount in shares of Common Stock, such shares shall be issued at the Conversion Price (as defined in the Note) at the time of payment.

h. Legends. The Buyer understands that each Note and, until such time as the Conversion Shares have been registered under the 1933 Act may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Conversion Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act, which opinion shall be accepted by the Company so that the sale or transfer can be effected. The Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any. In the event that the Company does not accept the opinion of counsel provided by the Buyer with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144 or Regulation S, at the Deadline (as such term is defined in Section 1.4(d) of the Note), it will be considered an Event of Default pursuant to Section 3.2 of the Note.

i. Authorization; Enforcement. This Agreement has been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Buyer, and this Agreement constitutes a valid and binding agreement of the Buyer enforceable in accordance with its terms.

j. Residency. The Buyer is organized in the jurisdiction set forth as being such in the opening paragraph to this Agreement.

k. No Conflicts. The execution, delivery, and performance by the Buyer of this Agreement and the Registration Rights Agreement and the consummation by the Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Buyer, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Buyer to perform its obligations hereunder.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company makes the following representations and warranties to the Buyer, each of which shall be true and correct in all respects as of the date of the execution and delivery of this Agreement and as of the date of each Closing hereunder, and which shall survive the execution and delivery of this Agreement:

a. Organization and Qualification. The Company and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. “Subsidiaries” means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

b. Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into, deliver and perform this Agreement, the Notes and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Notes by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Note and the issuance and reservation for issuance of the Conversion Shares issuable upon conversion or exercise thereof) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required, (iii) this Agreement has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind the Company accordingly, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of each Note, each of such instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

c. Capitalization. As of December 30, 2025, as disclosed in the SEC Documents, the authorized capital stock of the Company consists of 100,000,000 shares of Class A Common Stock, of which 90,249,980 shares are issued and outstanding; 20,000,000 shares of Class B Common Stock, of which 3,020,750 are issued and outstanding; and 10,000 shares of Preferred Series B Stock, of which 6,578 shares are issued and outstanding. The series of Preferred Stock that have been designated to date are as follows: Series A Preferred Stock: 20,000,000 designated; Series B Preferred Stock: 10,000 shares designated. Except as disclosed in the SEC Documents, no shares are reserved for issuance pursuant to the Company’s stock option plans, and an aggregate of 200,000,000 shares of Common Stock will be reserved for issuance of the Commitment Shares and issuance upon conversion of the Notes, which shall increase automatically, to 200,000,000 shares on January 12, 2026 (the “Reserve Amount”). All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in the SEC Documents, as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Note or the Conversion Shares. The Company has filed in its SEC Documents true and correct copies of the Company’s Certificate of Incorporation as in effect on the date hereof (“Certificate of Incorporation”), the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto. The Company shall provide the Buyer with a written update of this representation signed by the Company’s Chief Executive Officer on behalf of the Company as of each Closing Date.

d. Issuance of Shares. The issuance of each Note is duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof. The Conversion Shares are duly authorized and will be reserved for issuance in accordance with Section 3(c), and, upon conversion of each Note in accordance with its respective terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof.

e. Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Conversion Shares upon conversion of each Note. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of each Note in accordance with this Agreement, the Note is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

f. No Conflicts. The execution, delivery and performance of this Agreement and the Notes by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Conversion Shares) will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as the Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement, the Note in accordance with the terms hereof or thereof or to issue and sell the Note in accordance with the terms hereof and to issue the Conversion Shares upon conversion of the Note and to issue the Conversion Shares upon conversion of the Notes. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing requirements of the Over-the-Counter Bulletin Board (the “OTCBB”), the OTCQB or any similar quotation system, and does not reasonably anticipate that the Common Stock will be delisted by the OTCBB, the OTCQB or any similar quotation system, in the foreseeable future nor are the Company's securities “chilled” by DTC. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

g. SEC Documents; Financial Statements. The Company has timely filed all quarterly and annual reports required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). The Company has delivered to the Buyer true and complete copies of the SEC Documents, except for such exhibits and incorporated documents, and except as such Documents are available EDGAR filings on the SEC’s sec.gov website. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 2025, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company. The Company is subject to the reporting requirements of the 1934 Act. For the avoidance of doubt, filing of the documents required in this Section 3(g) via the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) shall satisfy all delivery requirements of this Section 3(g).

h. Absence of Certain Changes. Since December 30, 2024, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations, prospects or 1934 Act reporting status of the Company or any of its Subsidiaries.

i. Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect. Schedule 3(i) contains a complete list and summary description of any pending or, to the knowledge of the Company, threatened proceeding against or affecting the Company or any of its Subsidiaries, without regard to whether it would have a Material Adverse Effect. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

j. Patents, Copyrights, etc. The Company and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights (“Intellectual Property”) necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future). Except as disclosed in the SEC Documents, there is no claim or action by any person pertaining to, or proceeding pending, or to the Company’s knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future); to the best of the Company’s knowledge, the Company’s or its Subsidiaries’ current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

k. No Materially Adverse Contracts, Etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company’s officers has or is expected to have a Material Adverse Effect.

l. Tax Status. The Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. None of the Company’s tax returns is presently being audited by any taxing authority.

m. Certain Transactions. Except for arm’s length transactions pursuant to which the Company or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its Subsidiaries could obtain from third parties and other than the grant of stock options disclosed on Schedule 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

n. Disclosure. All information relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement and provided to the Buyer pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company’s reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

o. Acknowledgment Regarding the Buyer’s Purchase of Securities. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of arm’s length purchasers with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by the Buyer or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Buyer’ purchase of the Securities. The Company further represents to the Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

p. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Buyer. The issuance of the Securities to the Buyer will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Company or its securities.

q. No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby, other than $75,000 in fees payable to Garden State Securities, Inc., all of which shall be the sole responsibility of the Company and for which neither the Buyer nor any of its affiliates shall have any liability.

r. Permits; Compliance. To the knowledge of the Company, the Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since December 31, 2023, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

s.	Environmental Matters.

(i) There are, to the Company’s knowledge, with respect to the Company or any of its Subsidiaries or any predecessor of the Company, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither the Company nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to the Company’s knowledge, threatened in connection with any of the foregoing. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(ii) Other than those that are or were stored, used or disposed of in compliance with applicable law, to the knowledge of the Company, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries, except in the normal course of the Company’s or any of its Subsidiaries’ business.

(iii) To the knowledge of the Company, there are no underground storage tanks on or under any real property owned, leased or used by the Company or any of its Subsidiaries that are not in compliance with applicable law.

t. Title to Property. Except as disclosed in the SEC Documents the Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects or such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

u. Internal Accounting Controls. Except as disclosed in the SEC Documents the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company’s board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

v. Foreign Corrupt Practices. To the knowledge of the Company, neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

w. Solvency. The Company (after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not, after giving effect to the transaction contemplated by this Agreement, have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. The Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and, after giving effect to the transactions contemplated by this Agreement, does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year. For the avoidance of doubt any disclosure of the Borrower’s ability to continue as a “going concern” shall not, by itself, be a violation of this Section 3(w).

x. No Investment Company. The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be an “investment company” required to be registered under the Investment Company Act of 1940 (an “Investment Company”). The Company is not controlled by an Investment Company.

y. Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Upon written request the Company will provide to the Buyer true and correct copies of all policies relating to directors’ and officers’ liability coverage, errors and omissions coverage, and commercial general liability coverage.

z. Bad Actor. No officer or director of the Company would be disqualified under Rule 506(d) of the 1934 Act as amended on the basis of being a “bad actor” as that term is established in the September 19, 2013 Small Entity Compliance Guide published by the SEC.

aa. Shell Status. The Company represents that it is not a “shell” issuer and has never been a “shell” issuer, or that if it previously has been a “shell” issuer, that at least twelve (12) months have passed since the Company has reported Form 10 type information indicating that it is no longer a “shell” issuer. Further, the Company will instruct its counsel to either (i) write a 144- 3(a)(9) opinion to allow for salability of the Conversion Shares or (ii) accept such opinion from the Buyer’s counsel.

bb. No-Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

cc. Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has: (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

dd. Sarbanes-Oxley Act. The Company and each Subsidiary is in material compliance with all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

ee. Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company believes that its and its Subsidiaries’ relations with their respective employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. To the knowledge of the Company, no executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

ff. No Nasdaq Deficiency Notices. Within the ten (10) Business Days immediately preceding the Effective Date, the Company has not received any written notice, correspondence, or communication from Nasdaq indicating that (i) the Company is not in compliance with any Nasdaq listing requirement, (ii) the Common Stock is subject to delisting, suspension, monitoring, or a compliance plan, or (iii) the Company is required to submit or has submitted a plan of compliance with Nasdaq. There is no pending or, to the Company’s Knowledge, threatened investigation, review, hearing, appeal, or other proceeding by Nasdaq (any such hearing, appeal, or proceeding, a “Nasdaq Hearing”) with respect to the continued listing of the Common Stock.

gg. Breach of Representations and Warranties by the Company. The Company agrees that if the Company breaches any of the representations or warranties set forth in this Section 3, and in addition to any other remedies available to the Buyer pursuant to this Agreement and it being considered an Event of Default under Section 3.5 of the Note, the Company shall pay to the Buyer the Standard Liquidated Damages Amount in cash or in shares of Common Stock at the option of the Company, until such breach is cured. If the Company elects to pay the Standard Liquidated Damages Amounts in shares of Common Stock, such shares shall be issued at the Conversion Price at the time of payment.

4. COVENANTS.

a. Best Efforts. The parties shall use their commercially reasonable best efforts to satisfy timely each of the conditions described in Section 7 and 8 of this Agreement.

b. Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Buyer promptly after such filing. The Company shall, on or before each Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Buyer at the applicable closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyer on or prior to such Closing Date.

c. Use of Proceeds. The Company shall use the proceeds from the sale of the Notes for general corporate purposes and shall not use the proceeds from the sale of the Notes, directly or indirectly, for any loan to or investment in any other corporation, partnership, enterprise or other person (except in connection with its currently existing direct or indirect Subsidiaries).

d. Right of Participation in Future Transactions. For so long as any principal amount of the Notes remains outstanding, the Company shall provide the Buyer with the right to participate in any equity financing of the Company, including any issuance of debt securities with an equity component (each, a “Future Financing”), on the same terms and conditions as those offered to other investors in such Future Financing, in an aggregate purchase amount not to exceed the then-outstanding principal amount of the Notes held by the Buyer. The Company shall provide the Buyer with reasonable prior notice of any such Future Financing. The foregoing right shall not apply to (i) issuances of securities in a firm-commitment underwritten public offering (excluding a continuous offering pursuant to Rule 415 under the Securities Act of 1933), (ii) issuances to employees, officers, directors, consultants or advisors pursuant to equity incentive plans approved by the Board, (iii) issuances of securities as consideration in connection with mergers, acquisitions, asset purchases, strategic partnerships or joint ventures, the primary purpose of which is not to raise capital, or (iv) issuances of securities upon the exercise or conversion of options, warrants or other convertible securities outstanding as of the date hereof.

e. Financial Information. The Company agrees to send or make available the following reports to the Buyer until the Buyer transfers, assigns, or sells all of the Securities: (i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-K its Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K; (ii) within one (1) day after release, copies of all press releases issued by the Company or any of its Subsidiaries; and (iii) contemporaneously with the making available or giving to the shareholders of the Company, copies of any notices or other information the Company makes available or gives to such shareholders. For the avoidance of doubt, filing the documents required in (i) above via EDGAR or releasing any documents set forth in (ii) above via a recognized wire service shall satisfy the delivery requirements of this Section 4(e).

f. Listing. The Company shall promptly secure the listing of the Conversion Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as the Buyer owns any of the Securities, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares from time to time issuable upon conversion of the Note. The Company will obtain and, so long as the Buyer owns any of the Securities, maintain the listing and trading of its Common Stock on the OTCBB, OTCQB, OTC Pink or any equivalent replacement exchange, the Nasdaq National Market (“Nasdaq”), the Nasdaq SmallCap Market (“Nasdaq SmallCap”), the New York Stock Exchange (“NYSE”), or the NYSE MKT and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Financial Industry Regulatory Authority (“FINRA”) and such exchanges, as applicable. The Company shall promptly provide to the Buyer copies of any material notices it receives from the OTCBB, OTCQB and any other exchanges or quotation systems on which the Common Stock is then listed regarding the continued eligibility of the Common Stock for listing on such exchanges and quotation systems. The Company shall pay any and all fees and expenses in connection with satisfying its obligation under this Section 4(f).

g. Corporate Existence. So long as the Buyer beneficially owns any Note, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company’s assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company’s assets, where the surviving or successor entity in such transaction (i) assumes the Company’s obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose Common Stock is listed for trading on the OTCBB, OTCQB, OTC Pink, Nasdaq, Nasdaq Small Cap, NYSE or AMEX.

h. No Integration. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause the offering of the Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

i. Failure to Comply with the 1934 Act. So long as the Buyer beneficially owns any Note, the Company shall comply with the quarterly and annual reporting requirements of the 1934 Act; and the Company shall continue to be subject to the reporting requirements of the 1934 Act.

j. Restriction on Activities. Commencing as of the date first above written, and until the sooner of payment of the Note in full, or full conversion of the Note, the Company shall not, directly or indirectly, without the Buyer’s prior written consent, which consent shall not be unreasonably withheld: (a) change the nature of its business; (b) sell, divest, acquire, change the structure of any material assets other than in the ordinary course of business; or (c) solicit any offers for, respond to any unsolicited offers for, or conduct any negotiations with any other person or entity in respect of any variable rate debt transactions (i.e., transactions were the conversion or exercise price of the security issued by the Company varies based on the market price of the Common Stock), whether a transaction similar to the one contemplated hereby or any other investment, except for an equity line of credit with the Buyer; or (d) file any registration statements with the SEC.

k. Legal Counsel Opinions. Upon the request of the Buyer from to time to time, the Company shall be responsible (at the Buyer’s cost) for promptly (within ten (10) business days from the Buyer’s request) supplying to the Company’s transfer agent and the requesting Buyer a customary legal opinion letter of its counsel (the “Legal Counsel Opinion”) to the effect that the sale of Conversion Shares by the Buyer or its affiliates, successors and assigns is exempt from the registration requirements of the 1933 Act pursuant to Rule 144 (provided the requirements of Rule 144 are satisfied and provided the Conversion Shares are not then registered under the 1933 Act for resale pursuant to an effective registration statement). Should the Company’s legal counsel fail for any reason to issue the Legal Counsel Opinion, the Buyer may (at the Company’s cost) secure another legal counsel to issue the Legal Counsel Opinion, and the Company will instruct its transfer agent to accept such opinion.

l. Par Value. If the closing bid price at any time a Note is outstanding falls below $0.0001 for five (5) consecutive days, the Company shall cause the par value of its Common Stock to be reduced to $0.00001 or less.

m. Breach of Covenants. The Company agrees that if the Company breaches any of the covenants set forth in this Section 4, and in addition to any other remedies available to the Buyer pursuant to this Agreement, it will be considered an Event of Default under Section 3.4 of the Notes, the Company shall pay to the Buyer the Standard Liquidated Damages Amount in cash or in shares of Common Stock at the option of the Buyer, until such breach is cured, or with respect to Section 4(d) above, the Company shall pay to the Buyer the Standard Liquidated Damages Amount in cash or shares of Common Stock, at the option of the Buyer, upon each violation of such provision. If the Buyer elects to receive the Standard Liquidated Damages Amounts in shares of Common Stock, such shares shall be issued at the Conversion Price at the time of payment.

n. Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of the Buyer or its nominee, for the Conversion Shares in such amounts as specified from time to time by the Buyer to the Company upon conversion of the Notes in accordance with the terms thereof (the “Irrevocable Transfer Agent Instructions”). In the event that the Company proposes to replace its transfer agent, the Company shall provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to the this Agreement (including but not limited to the provision to irrevocably reserve shares of Common Stock) signed by the successor transfer agent to Company and the Company. Prior to registration of the Conversion Shares under the 1933 Act or the date on which the Conversion Shares may be sold pursuant to Rule 144 without any restriction as to the number of Securities as of a particular date that can then be immediately sold, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that: (i) no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares, prior to registration of the Conversion Shares under the 1933 Act or the date on which the Conversion Shares may be sold pursuant to Rule 144 without any restriction as to the number of Securities as of a particular date that can then be immediately sold), will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Note; (ii) it will not direct its transfer agent not to transfer or delay, impair, and/or hinder its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for Conversion Shares to be issued to the Buyer upon conversion of or otherwise pursuant to the Notes as and when required by the Notes and this Agreement; and (iii) it will not fail to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any Conversion Shares issued to the Buyer upon conversion of or otherwise pursuant to the Notes as and when required by the Note and this Agreement. Nothing in this Section shall affect in any way the Buyer’s obligations and agreement set forth in Section 2(g) hereof to comply with all applicable prospectus delivery requirements, if any, upon re-sale of the Securities. If the Buyer provides the Company, at the cost of the Company not to exceed $300, with (i) an opinion of counsel in form, substance and scope customary for opinions in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the 1933 Act and such sale or transfer is effected or (ii) the Buyer provides reasonable assurances that the Securities can be sold pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Conversion Shares, promptly instruct its transfer agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by the Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Buyer shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

o. Transaction Expense Amount. Upon the First Closing, the Company shall pay US$25,000 to the Buyer’s legal counsel for preparation of the Transaction Documents and $25,000 upon the Second Closing (the “Transaction Expense Amounts”). The Transaction Expense Amounts shall be offset against the proceeds of the First Note (and Second Note, as applicable) and shall be paid to the Buyer’s legal counsel upon the execution hereof. Additionally, the Company shall pay to the Buyer (i) an original issue discount in the amount of US$225,000 in respect of the First Note, which amount has been added to the principal amount of the First Note such that the aggregate principal amount of the First Note is US$975,000,000, and (ii) an original issue discount in the amount of up to US$150,000 in respect of the Second Note, which amount has been added to the principal amount of the Second Note such that the aggregate principal amount of the Second Note shall be US$455,000, or US$650,000 if increased subject to the satisfaction or waiver of the terms and conditions set forth in this Agreement, the aggregate purchase amount of the Second Note shall be US$350,000, or, if increased pursuant to this Agreement, up to US$500,000.The original issue discounts described in clauses (i) and (ii) shall be deemed fully earned by the Buyer as of the applicable Closing and shall not be refundable under any circumstances.

p. Standstill Period. From the Initial Closing Date through the date that is sixty (60) days thereafter, the Company shall not, and shall cause its subsidiaries not to, without the prior written consent of the Buyer, directly or indirectly (a) issue, sell, grant or otherwise dispose of any equity securities of the Company or any securities convertible into or exercisable for equity securities of the Company; (b) incur, issue or guarantee any indebtedness or other debt securities; or (c) enter into any financing transaction or series of related transactions having an economic effect similar to any of the foregoing, other than (i) issuances expressly contemplated by this Agreement and the other Transaction Documents, (ii) issuances pursuant to equity incentive plans approved by the Board, (iii) the exercise of outstanding options or warrants for cash in accordance with their terms; or (iv) that certain financing transaction between the Company and Target Capital LLC (the “Target Financing”),.

q. Additional Expenses. In addition to the Transaction Expense Amounts, the Company shall reimburse the Buyer for any and all expenses incurred by them in connection with the performance of the Transaction Documents, including, without limitation, reasonable attorneys’ and consultants’ fees and expenses, transfer agent fees, fees for stock quotation services, fees relating to any amendments or modifications of the Transaction Documents or any consents or waivers of provisions in the Transaction Documents, fees for the preparation of opinions of counsel, and costs of restructuring the transactions contemplated by the Transaction Documents. When possible, the Company must pay these fees directly, including, but not limited to, any and all wire fees, otherwise the Company must make immediate payment for reimbursement to the Buyer for all fees and expenses immediately upon written notice by the Buyer or the submission of an invoice by the Buyer.

r. Most Favored Nation Provision. Notwithstanding anything contained herein to the contrary, if at any time from the date hereof until the Notes are no longer outstanding, the Company proposes to offer and sell new securities or enter into a subsequent financing on terms more favorable than the terms set forth in this Agreement, the Notes, and all other Transaction Documents shall be automatically amended to reflect the more favorable terms in such offering or subsequent financing.

s. Collateral Clinics. No later than ten (10) Business Days after the First Closing, the Company shall deliver to the Buyer such financial and other information regarding the Company’s veterinary clinics as the Buyer may reasonably request, including, without limitation, information relating to revenues, profitability, asset values and existing liens or other encumbrances. On the basis of the foregoing, the Buyer and the Company shall jointly designate one or more veterinary clinics owned by the Company to serve as collateral for the Notes (the “Collateral Clinics”), which shall include the Collateral Clinics identified on Schedule 2, as the same may be amended by the Buyer prior to the execution of the Second Note to include additional Collateral Clinics. The Company hereby covenants and agrees that the Notes shall be secured by a first-priority perfected security interest in the Collateral Clinics. The Company acknowledges that the First Note may be funded prior to the perfection of the security interest described herein and covenants that, no later than forty five (45) days following the First Closing, it shall execute and deliver a security agreement, in form and substance satisfactory to the Buyer in its sole and absolute discretion (the “Security Agreement”), and take any and all actions necessary to perfect a valid, first-priority security interest in the collateral set forth in the Security Agreement, including, without limitation, Collateral Clinics, including the filing of Uniform Commercial Code financing statements and the delivery of any required possessory collateral or third-party consents. Any failure by the Company to strictly comply with any obligation set forth in this Section 4(t) within the applicable time period shall constitute an immediate Event of Default under the Notes and the other Transaction Documents, without notice, demand or cure period, entitling the Buyer to exercise any and all rights and remedies available at law or in equity, including, without limitation, the acceleration of all amounts outstanding under the Notes.

t. Registration Statement. On or before the thirty (30th) day following the date hereof, the Company shall file the Registration Statement covering the resale of (i) the shares of Common Stock issuable upon conversion of the Note issued at the First Closing (the “First Note Shares”), (ii) First Commitment Shares, (iii) the shares of Common Stock issuable upon conversion of the Note issued at the Second Closing (the “Second Note Shares”), and (iv) the Second Commitment Shares and, collectively with the First Note Shares, the First Commitment Shares and the Second Note Shares, the “Registrable Securities”)., which shall have been declared effective by the SEC, and have not been withdrawn and not be subject to a stop order issued by the SEC on or before the ninetieth (90th) day following the date hereof, and (ii) ensure the Prospectus contained in the Registration Statement complies with Sections 5(b) and 10 of the 1934 Act. The Borrower will respond to any SEC comments within 5 business days.

u. Reserved.

5. CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS TO SELL. The obligation of the Company hereunder to issue and sell a Note to the Buyer at a Closing is subject to the satisfaction, at or before each Closing Date of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

a. The Buyer shall have executed this Agreement and delivered the same to the Company.

b. The Buyer shall have delivered the Purchase Price in accordance with Section 1(b) above.

c. The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

d. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

6. CONDITIONS PRECEDENT TO THE BUYER’S OBLIGATION TO PURCHASE.

a. The obligation of the Buyer hereunder to purchase the First Note at the First Closing is subject to the satisfaction, at or before the First Closing Date of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

(i) The Company shall have executed one or more copies of this Agreement and delivered the same to the Buyer.

(ii) The Board of Directors of the Company shall have approved by Unanimous Written Consent (the “Consent”) and transactions contemplated by this Agreement and the First Note and the Company shall have delivered a copy of such fully executed Consent to the Buyer.

(iii) The Company shall have delivered to the Buyer the executed First Note (in such denominations as the Buyer shall request) and in accordance with Section 1(b) above.

(iv) the Company shall have delivered to the Buyer the First Commitment Shares.

(v) The Company shall have received a funds flow memorandum and wire instructions, each in form and substance satisfactory to the Buyer.

(vi) All matters requiring stockholder approval under applicable law, the rules and regulations of the applicable Trading Market (as defined below) (including Nasdaq Rule 5635(d), if applicable), or otherwise in connection with the transactions contemplated hereby (including any proxy statement requirements) shall have been identified, structured and, if required, approved or scheduled for approval in a manner satisfactory to the Buyer.

(vii) The Company shall have sufficient authorized but unissued shares of Common Stock to effect the transactions contemplated hereby and shall have arranged, if required, a duly called meeting of stockholders to approve the Transaction Documents and the issuance of Securities contemplated hereby.

(viii) The corporate and capital structure of the Company and its Subsidiaries, all organizational documents, capitalization tables and all agreements relating thereto shall be satisfactory in all respects to the Buyer and its counsel.

(ix) The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to the Buyer, shall have been delivered to and acknowledged in writing by the Company’s Transfer Agent and a copy of such fully executed Irrevocable Transfer Agent Instructions shall have been delivered to the Buyer.

(x) The Buyer shall have received such information and documentation as it may reasonably require to satisfy all applicable know-your-customer and anti-money laundering requirements and shall have completed its due diligence investigation of the Company and its Subsidiaries, in each case in form and substance satisfactory to the Lender in its sole discretion, it being understood that such due diligence may continue on an ongoing basis.

(xi) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the First Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the First Closing Date. The Buyer shall have received a certificate or certificates, executed by the chief executive officer of the Company, dated as of the First Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer including, but not limited to certificates with respect to the Company’s Certificate of Incorporation, By-laws and Board of Directors’ resolutions relating to the transactions contemplated hereby.

(xii) Other than as disclosed on Schedule 1, no litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by, or be pending or threatened before, any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(xiii) No event shall have occurred which could reasonably be expected to have a Material Adverse Effect on the Company including but not limited to a change in the 1934 Act reporting status of the Company or the failure of the Company to be timely in its 1934 Act reporting obligations.

(xiv) The Conversion Shares shall have been authorized for quotation on the OTCBB, OTCQB, OTC Pink or any similar quotation system and trading in the Common Stock on the OTCBB, OTCQB or any similar quotation system shall not have been suspended by the SEC or the OTCBB, OTCQB, OTC Pink or any similar quotation system.

(xv) The Buyer shall have received an officer’s certificate described in Section 3(c) above, dated as of the First Closing Date.

b. The obligation of the Buyer hereunder to purchase Second Note at the Second Closing is subject to the satisfaction, at or before applicable Closing Date of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

(i) Each party thereto shall have executed the Transaction Documents applicable to the Second Closing and delivered copies of the same to the Buyer.

(ii) The Registration Statement covering the resale of the Notes and the shares of Common Stock issuable upon conversion thereof shall have been declared effective by the SEC and shall not be subject to any stop order or proceedings for that purpose, in each case in form and substance reasonably satisfactory to the Buyer.

(iii) The Company shall have delivered to the Buyer the Second Commitment Shares.

(iv) The Company shall have sufficient authorized but unissued shares of Common Stock to effect the transactions contemplated hereby and shall have arranged, if required, a duly called meeting of stockholders to approve the Transaction Documents and the issuance of Securities contemplated hereby.

(v) The Buyer shall have received such information and documentation as it may reasonably require to satisfy all applicable know-your-customer and anti-money laundering requirements and shall have completed its due diligence investigation of the Company and its Subsidiaries, in each case in form and substance satisfactory to the Lender in its sole discretion, it being understood that such due diligence may continue on an ongoing basis.

(vi) The Buyer shall have received an officer’s certificate described in Section 6(c) above, dated as of the Second Closing Date.

(vii) The Company shall have received a funds flow memorandum and wire instructions, each in form and substance satisfactory to the Buyer.

(viii) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality in Section 2 above, in which case, such representations and warranties shall be true and correct in all respects without further qualification) as of the date when made and as of the Second Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Second Closing Date.

(ix) No event shall have occurred which could reasonably be expected to have a Material Adverse Effect.

(x) No default or Event of Default shall have occurred and be continuing under this Agreement or any other Transaction Documents, and no event shall have occurred that, with the passage of time, the giving of notice, or both, would constitute a default or an Event of Default under this Agreement or any other Transaction Documents.

(xi) The Company shall have executed such other agreements, certificates, confirmations or resolutions as the Buyer may require to consummate the transactions contemplated by this Agreement and the Transaction Documents.

7.	GOVERNING LAW; MISCELLANEOUS.

a. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement, the Notes or any other agreement, certificate, instrument or document contemplated hereby shall be brought only in the state courts of New York, in the federal courts located in the District of the State of New York, or in such other jurisdiction and venue as the Buyer may determine in its sole discretion. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

b. Counterparts; Signatures by Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

c. Construction; Headings. This Agreement shall be deemed to be jointly drafted by the Company and the Buyer and shall not be construed against any person as the drafter hereof. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

d. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

e. Entire Agreement; Amendments. This Agreement, the Notes and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Buyer the majority in interest holder of the outstanding Notes.

f. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, email, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by email or facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company, to:

Inspire Veterinary Partners, Inc.

780 Lynnhaven Parkway, Suite 400

Virginia Beach, Virginia 23452

Attn: Kimball Carr, CEO

If to the Buyer, to:

Manetto Hill Fund Series I, LLC

353 Lexington Avenue Suite 1501

New York, NY 10016

Attn: Brian Freifeld, President

Each party shall provide notice to the other party of any change in address.

g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 2(f), the Buyer may assign its rights hereunder to any person that purchases Securities in a private transaction from the Buyer or to any of its “affiliates,” as that term is defined under the 1934 Act, without the consent of the Company.

h. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

i. Survival. The representations and warranties of the Company and the agreements and covenants set forth in this Agreement shall survive the closing hereunder not withstanding any due diligence investigation conducted by or on behalf of the Buyer. The Company agrees to indemnify and hold harmless the Buyer and all their officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

j. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

k. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

l. Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that the Buyer shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

m. Reserved.

n. Indemnification. In consideration of the Buyer’s execution and delivery of this Agreement and acquiring the Securities hereunder, and in addition to all of the Company’s other obligations under this Agreement or the Notes, the Company shall defend, protect, indemnify and hold harmless the Buyer and its stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or the Notes or any other agreement, certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or the Notes or any other agreement, certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of this Agreement or the Notes or any other agreement, certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of the Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by this Agreement. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

INSPIRE VETERINARY PARTNERS, INC.

By:	/s/ Kimball Carr
Name:	Kimball Carr
Title:	President / CEO

MANETTO HILL SERIES I, LLC

By:	/s/ Brian Freifeld
Name:	Brian Freifeld
Title:	President

AGGREGATE SUBSCRIPTION AMOUNT:

Aggregate Principal Amount of Notes:	US$	1,625,000.00
Aggregate Purchase Price:	US$	1,250,000.00

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE(S) FOR BUYER(S) FOLLOW]

Exhibit A

Note

See attached

SCHEDULE 1

Threatened or pending legal action against the company or its subsidiaries:

NONE

SCHEDULE 2

List of clinics

Chiefland Animal Hospital, Florida

Pets and Friends Animal Hospital, Colorado

Advanced Veterinary Care of Pasco, Florida

Lytle Veterinary Clinic, Texas

Southern Kern Veterinary Clinic, Calfornia

Bartow Animal Clinic, Florida

Family Pet Care, Texas

Aberdeen Veterinary Clinic, Maryland

All Breed Pet Care Veterinary Clinic, Indiana

Pony Express Veterinary Hospital, Ohio

Williamsburg Animal Clinic, Massachusetts

The Old 41 Animal Hospital, Florida

Valley Veterinary Services, Pennsylvania

DeBary Animal Clinic, Florida

SCHEDULE 3 (c) – Grant of options

Charles S. Keiser – Director: loan agreement for $45,827.50 related to refinance of First Southern Bank loans.

SCHDULE 3 (I) – Litigation

NONE.